EXHIBIT 99.1

For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports Results
For Second Quarter, First Six Months of 2011

Natchez, MS (August 8, 2011)—Callon Petroleum Company (NYSE: CPE) today reported net income of $19.9 million, or $0.50 per fully diluted share, for the second quarter, and $24.0 million, or $0.65 per fully diluted share, for the six-month period ended June 30, 2011.  This compares with net income of $2.1 million, or $0.07 per fully diluted share, during the second quarter, and $6.0 million, or $0.21 per fully diluted share, for the six-month period ended June 30, 2010.

Highlights during the second quarter and first half of 2011 include:

•	Increased crude oil revenues by 83%, or $13.2 million, to $29.1 million for the three months ended June 30, 2011, compared to revenues of $15.9 million for the same period of 2010.
•
Increased natural gas revenues to $7.7 million for the three months ended June 30, 2011 which is an increase of 37%, or $2.0 million, as compared to gas revenues of $5.7 million for the same period of 2010.

•
Finalized the agreements necessary for a final wind down of the company’s former Entrada project, resulting in a Gain on Acquired Assets during the period of $3.7 million and a $4.0 million income tax benefit.

•	Completed a public offering of 10.1 million common shares to partially fund the company’s accelerated Permian drilling program and to reduce long-term debt.
•	Reduced long-term debt by $31 million realizing annual cash interest expense savings of $4 million. The outstanding balance of the company’s Senior Notes due in 2016 has been reduced to $107 million.

Second Quarter and Six Months 2011 Operating Results.  Operating results for the three months ended June 30, 2011 include oil and gas sales of $36.8 million from average production of 5.6 thousand barrels of oil equivalent per day (Mboe/d).  This corresponds to sales of $21.6 million from average production of 4.4 Mboe/d during the comparable 2010 period. The average price per barrel of oil (Bbl) received in the second quarter of 2011, after hedging impact, increased to $105.75, compared to $74.03 for the same period in 2010. The average price per thousand cubic feet of natural gas (Mcf) received during the quarter ended June 30, 2011 increased to $5.58, compared to $5.22, after the impact of hedging, for the quarter ended June 30, 2010.

Oil and gas sales for the first six months of 2011 totaled $62.3 million from average production of 5.1 Mboe/d.  This corresponds to sales of $45.0 million from average production of 4.5 Mboe/d during the same period in 2010.  The average price received per Bbl in the first half of 2011, after hedging impact, increased to $100.71, compared to $74.41 during the same period in 2010. Likewise, the average price received per Mcf in the six-month period of 2011 decreased to $5.27, compared to $5.50 during the first six months of 2010.

Second Quarter and Six Months 2011 Discretionary Cash Flow. Discretionary cash flow for the quarter ended June 30, 2011 totaled $24.2 million compared to $10.6 million during the comparable prior year period.  Net cash flow provided by operating activities, as defined by U.S. GAAP, totaled $17.5 million and $18.5 million during the quarter ended June 30, 2011 and 2010, respectively.  Discretionary cash flow for the six months ended June 30, 2011 and 2010 totaled $37.0 million and $21.8 million, respectively.  Net cash flow provided by operating activities, as defined by GAAP, totaled $31.0 million and $74.0 million for the six-month periods ended June 30, 2011 and 2010, respectively.  Cash flow from operations in the first half of 2010 included a $44.8 million recoupment of royalties paid to the Bureau of Ocean Energy Management, Regulation and Enforcement (“BOEMRE;” formerly the Minerals Management Service), and related interest of $7.9 million. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

         Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by U.S. GAAP.

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Discretionary cash flow	$24,238	$10,615	$13,623	$37,007	$21,764	$15,243
Net working capital changes and other changes	(6,737)	7,839	(14,575)	(6,049)	52,240	(58,288)
Net cash flow provided by operating activities	$17,501	$18,454	$(952)	$30,958	$74,004	$(43,045)

The following table sets forth certain unaudited operating information with respect to the Company's oil and gas operations for the periods indicated:

	Three Months Ended June 30,
	2011	2010	$ Change	% Change
Net production:
Oil (MBbls)	275	215	60	28%
Gas (MMcf)	1,388	1,085	303	28%
Total production (Mboe)	506	396	110	28%
Average daily production (MBoe)	5,564	4,350	1,214	28%

Average realized sales price (a):
Oil (Bbl)	$105.75	$74.03	$31.72	43%
Gas (Mcf)	5.58	5.22	0.36	7%
Total (Boe)	72.75	54.49	18.26	34%

Oil and gas revenues (in thousands):
Oil revenue	$29,087	$15,901	$13,186	83%
Gas revenue	7,747	5,668	2,079	37%
Total	$36,834	$21,569	$15,265	71%

Additional per Boe data:
Sales price	$72.75	$54.49	$18.26	34%
Lease operating expense	(10.47)	(10.18)	(0.29)	3%
Operating margin	$62.28	$44.31	$17.97	41%

Other expenses per Boe:
Depletion, depreciation and amortization	$25.58	$17.79	$7.79	44%
General and administrative	$7.50	$11.14	$(3.64)	(33)%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price:

Average NYMEX price per barrel of oil	$102.56	$78.03	$24.53	31%
Basis differential and quality adjustments	5.50	(2.88)	8.38	nm
Transportation	(1.04)	(1.16)	0.12	(10)%
Hedging	(1.27)	0.04	(1.31)	nm
Average realized price per barrel of oil	$105.75	$74.03	$31.72	43%

Average NYMEX price per thousand cubic feet of natural gas (“Mcf”)	$4.37	$4.34	0.03	1%
Basis differential and quality adjustments	1.21	0.70	0.51	73%
Hedging	-	0.18	(0.18)	100%
Average realized price per Mcf of gas	$5.58	$5.22	$0.36	7%

nm – Not Meaningful

The following table sets forth certain unaudited operating information with respect to the Company's oil and gas operations for the periods indicated:

	Six Months Ended June 30,
	2011	2010	$ Change	% Change
Net production:
Oil (MBbls)	476	438	38	9%
Gas (MMcf)	2,730	2,252	478	21%
Total production (MBoe)	931	813	118	14%
Average daily production (Boe)	5,141	4,494	647	14%

Average realized sales price (a):
Oil (Bbl)	$100.71	$74.41	$26.30	35%
Gas (Mcf)	5.27	5.50	(0.23)	(4)%
Total (Boe)	66.93	55.27	11.66	21%

Oil and gas revenues (in thousands):
Oil revenue	$47,891	$32,564	$15,327	47%
Gas revenue	14,392	12,390	2,002	16%
Total	$62,283	$44,954	$17,329	39%

Additional per Boe data:
Sales price	$66.93	$55.27	$11.66	21%
Lease operating expense	(11.12)	(10.67)	(0.45)	4%
Operating margin	$55.81	$44.60	$11.21	25%

Other expenses per Boe:
Depletion, depreciation and amortization	$24.43	$17.03	$7.39	43%
General and administrative	$8.62	$10.72	$(2.10)	(20)%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price:

Average NYMEX price per barrel of oil	$98.34	$78.37	$19.97	25%
Basis differential and quality adjustments	4.48	(2.83)	7.31	nm
Transportation	(1.17)	(1.16)	(0.01)	1%
Hedging	(0.94)	0.03	(0.97)	nm
Average realized price per barrel of oil	$100.71	$74.41	$26.30	35%

Average NYMEX price per thousand cubic feet of natural gas (“Mcf”)	$4.29	$4.69	$(0.40)	(9)%
Basis differential and quality adjustments	0.98	0.73	0.25	34%
Hedging	-	0.08	(0.08)	(100)%
Average realized price per Mcf of gas	$5.27	$5.50	$(0.23)	(4)%

nm – Not Meaningful

Callon Petroleum Company
Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2011 (Unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$52,018	$17,436
Accounts receivable	19,024	10,728
Fair market value of derivatives	1,704	-
Other current assets	1,610	2,180
Total current assets	74,356	30,344

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,361,534	1,316,677
Less accumulated depreciation, depletion and amortization	(1,182,317)	(1,155,915)
Net oil and gas properties	179,217	160,762
Unevaluated properties excluded from amortization	6,889	8,106
Total oil and gas properties	186,106	168,868

Other property and equipment, net	11,480	3,370
Restricted investments	4,414	4,044
Investment in Medusa Spar LLC	10,213	10,424
Other assets, net	2,225	1,276
Total assets	$288,794	$218,326

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,069	$17,702
Asset retirement obligations	1,538	2,822
Fair market value of derivatives	600	937
Total current liabilities	27,207	21,461

13% Senior Notes
Principal outstanding	106,961	137,961
Deferred credit, net of accumulated amortization of $11,551 and $3,964, respectively	19,956	27,543
Total 13% Senior Notes	126,917	165,504

Asset retirement obligations	12,825	13,103
Other long-term liabilities	3,845	2,448
Total liabilities	170,794	202,516

Stockholders' equity:
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	-	-
Common Stock, $.01 par value, 60,000,000 shares authorized; 39,368,473 and 28,984,125 shares outstanding at June 30, 2011 and December 31, 2010, respectively	394	290
Capital in excess of par value	322,939	248,160
Other comprehensive loss	(5,310)	(8,560)
Retained earnings (deficit)	(200,023)	(224,080)
Total stockholders' equity	118,000	15,810
Total liabilities and stockholders' equity	$288,794	$218,326

Callon Petroleum Company
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating revenues:
Oil sales	$29,087	$15,901	$47,891	$32,564
Gas sales	7,747	5,668	14,392	12,390
Total operating revenues	36,834	21,569	62,283	44,954

Operating expenses:
Lease operating expenses	5,299	4,031	10,344	8,679
Depreciation, depletion and amortization	12,952	7,042	22,728	13,855
General and administrative	3,799	4,411	8,023	8,715
Accretion expense	583	622	1,198	1,202
Acquisition expense	-	-	-	-
Total operating expenses	22,633	16,106	42,293	32,451
Income from operations	14,201	5,463	19,990	12,503

Other (income) expenses:
Interest expense	2,698	3,198	6,190	6,792
(Gain) loss on early extinguishment of debt	-	339	(1,942)	339
Gain on acquired assets (See Note 10)	(3,688)	-	(3,688)	-
Other (income) expense	(425)	(111)	(253)	(472)
Total other (income) expenses	(1,415)	3,426	307	6,659

Income before income taxes	15,616	2,037	19,683	5,844
Income tax expense	(3,972)	-	(3,972)	-
Income before equity in earnings of Medusa Spar LLC	19,588	2,037	23,655	5,844
Equity in earnings of Medusa Spar LLC	289	93	386	209
Net income available to common shares	$19,877	$2,130	$24,041	$6,053

Net income per common share:
Basic	$0.51	$0.07	$0.66	$0.21
Diluted	$0.50	$0.07	$0.65	$0.21

Shares used in computing net income per common share:
Basic	39,225	28,762	36,485	28,750
Diluted	39,844	29,583	37,191	29,406

Callon Petroleum Company
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$24,041	$6,053
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation, depletion and amortization	23,203	14,245
Accretion expense	1,198	1,202
Gain on acquired assets	(3,688)	-
Amortization of non-cash debt related items	218	221
Amortization of deferred credit	(1,583)	(1,796)
(Gain) loss on early extinguishment of debt	(1,942)	179
Equity in earnings of Medusa Spar LLC	(386)	(209)
Deferred income tax expense	8,186	2,021
Deferred income tax asset valuation allowance	(12,158)	(2,021)
Non-cash derivative income due to hedge ineffectiveness	(33)	-
Non-cash charge related to compensation plans	1,239	2,049
Payments to settle asset retirement obligations	(1,288)	(180)
Changes in current assets and liabilities
Accounts receivable	(7,909)	53,362
Other current assets	573	658
Current liabilities	1,353	(921)
Change in gas balancing receivable	186	285
Change in gas balancing payable	(52)	(249)
Change in other long-term liabilities	100	(115)
Change in other assets, net	(300)	(780)
Cash provided by operating activities	30,958	74,004

Cash flows from investing activities:
Capital expenditures	(42,018)	(19,987)
Investment in restricted assets for plugging and abandonment	(75)	(300)
Proceeds from sale of mineral interest and equipment	6,417	-
Distribution from Medusa Spar LLC	597	818
Cash used in investing activities	(35,079)	(19,469)

Cash flows from financing activities:
Payments on senior secured credit facility	-	(10,000)
Redemption of remaining 9.75% senior notes	-	(16,052)
Redemption of 13% senior notes	(35,062)	-
Proceeds from exercise of employee stock options	-	5
Issuance of common stock	73,765	-
Cash provided by (used in) financing activities	38,703	(26,047)

Net change in cash and cash equivalents	34,582	28,488
Cash and cash equivalents:
Balance, beginning of period	17,436	3,635
Less: Cash held by subsidiary deconsolidated at January 1, 2010	-	(311)
Balance, end of period	$52,018	$31,812

    Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas, and the offshore waters of the Gulf of Mexico.

    This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

    It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and quarterly reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

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